Exhibit 10.1

JOINT VENTURE AGREEMENT

Joint Venture Agreement (the “Agreement”) made and entered into this _____ day of December, 2008 by and between Endeavor Power Corp., a Nevada corporation (“Endeavor”), with an office at c/o Carrillo Huettel, LLP, 501 W. Broadway, Suite 800, San Diego, California 92101 and Federated Energy Corporation, a Tennessee corporation (“Federated”) with an office at 3939 Royal Drive, Suite 226, Kennesaw, Georgia 30144.

WHEREAS, Federated owns one hundred percent (100%) of the working interest (the “Working Interest”) in the oil and gas prospects and prospective oil and gas wells, as more fully described herein and desires to form a joint venture with Endeavor (the “Joint Venture”) in order to conduct certain testing, horizontal and/or vertical drilling, recompletion, workover and secondary recovery operations on wells located in the oil and gas field identified as the NW/4 of the SW/4; and the N/2 of the SW/4 of the SW/4 Section 16, Township 25, Range 17 East, Nowata County, Oklahoma, more particularly described on Exhibit “A” attached hereto (the “Property”) and all operating wells thereon (the “JV Wells”) (all wells including the JV Wells are referred to collectively as the “Wells”, and all such operations referred to collectively as the “Development Operations)”; and,

WHEREAS, the JV Wells are subject to an 18.75% overriding royalty, which serves to in effect reduce the Federated Interest to 81.25% Net Revenue Interest (the “NRI”); and,

WHEREAS, Federated is, and shall hereafter be, the operator of the existing JV Wells and shall continue to operate the JV Wells subject to the terms and conditions set forth in this Agreement; and,

WHEREAS, upon fulfillment of the Drilling Funding (as hereinafter defined), Endeavor shall acquire fifty-one percent (51%) of the Working Interest (the “Assigned Interest”) in the JV Wells; and,

WHEREAS, upon completion of the Initial Funding (as hereinafter defined), Endeavor shall be granted a right of first refusal to acquire up to 51% of the working interest on up to 187 additional wells (the “Additional Wells”) presently owned by Federated, on the terms and conditions set forth herein; and,

WHEREAS, the parties desire to make adequate provision for the management and operations of the JV Wells during, and after completion of, the Development Operations described in Article II hereof;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, Federated and Endeavor agree as follows:

ARTICLE I.

IDENTITY AND RELATIONSHIP OF

PARTIES AND RELATED AGREEMENTS

1.1

Endeavor is a Nevada corporation, which shall serve as a conduit for, and shall supply on a best-efforts basis, financing for the purpose of re-drilling, re-working and completing, if appropriate, abandoned or non-producing JV Wells (the “Drilling Funding”). Endeavor shall supply Drilling Funding and Federated shall serve as turnkey contractor (the “Operator”), as such, Federated will be responsible for conducting the Development Operations described in Article II of this Agreement.

1.2

Federated shall be the Operator of the JV Wells, and shall continue to be the operator of the JV Wells per the terms of a mutually acceptable operating agreement that shall be negotiated and executed by and between the parties prior to commencement of the Development Operations (the “Operating Agreement”). Federated shall supervise, coordinate and control the drilling and completion operations contemplated under this Agreement. Notwithstanding the foregoing, it is expressly understood and agreed between the Parties that the Operating Agreement may not become effective until the conclusion of the development stage phase of the Development Operations.

1.3

It is the intention of the parties that this Agreement creates a joint venture by and between Federated and Endeavor, and that this Agreement be treated for tax purposes only, and for no other purpose, as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”).

1.4

Each party shall have the right to take and separately dispose of its portion of the Working Interest share of gross oil production in kind at the well head (prior to treating or removal of produced water, gas, condensate, basic sediment, sculpture or other materials) from the JV Wells being developed hereby.  The respective obligations and liabilities of the parties shall be several, not joint or collective, and each party shall be responsible only for its own obligations. Federated shall, within 90 days after the end of each calendar year, cause to be delivered to Endeavor any and all necessary documentation for Endeavor to be able to file its tax return showing its profits/losses from the Development Operations of the JV Wells.

1.5

The Joint Venture shall hereinafter be known as Endeavor-Federated Venture and the books and records shall be maintained at the principal offices of Federated.

1.6

The Joint Venture shall be dissolved upon the earliest to occur of: (I) the election of ventures holding 51% of the Working Interest to dissolve and wind up the affairs of the Joint Venture; (ii) retirement, withdrawal, removal liquidation, dissolution or bankruptcy of the last remaining joint venture; (iii) the sale, forfeiture or abandonment of all or substantially all of the Joint Venture’s interest in the JV Wells; or (iv) December 31, 2030.

1.7

Legal title to all leases comprising the JV Wells on the Property drilled and paid for by the Joint Venture shall be for the benefit of and be the property of the Joint Venture. However, Joint Venture properties may be held for the benefit of the Joint Venture in the name of the parties individually to facilitate the development of the properties.  Completed JV Wells shall be held in the name of the Joint Venture.

ARTICLE II.

DESCRIPTION OF DEVELOPMENT OPERATIONS

The Development Operations contemplated by this Agreement pursuant to the terms of Section 3.2 below shall be conducted by Federated. “Development Operations” shall mean the vertical or horizontal drilling and completion of the JV Wells. Development Operations shall consist of drilling new JV Wells and re-entering existing abandoned or non-producing Wells in order to rework such wells and deepen and/or horizontally drill the JV Wells. Development Operations may also include, to the extent deemed necessary or desirable: (a) running surface, intermediate or production casing, (b) cementing, (c) perforating, (d) fracing and/or stimulating potentially productive formations (e) installing wellhead equipment, meter runs and oil gathering systems.

ARTICLE III.

RIGHTS AND OBLIGATIONS OF FEDERATED

3.1

Federated hereby agrees that the Development Operations will be conducted in accordance with Article II of this Agreement. The Joint Venture shall not own the well bore, casing, tubing, surface equipment or any other tangible portion of the JV Wells, but rather shall own only the right to produce oil from the producing zone or zones contemplated in the preceding sentence. The identity of each JV Well contributed and made subject to this Agreement is set forth on Schedule A hereto.

3.2

In order to effectuate the intention of this Agreement, Federated shall, upon receipt of the Drilling Funding, transfer the Assigned Interest to the Endeavor by appropriate instruments of conveyance totaling 51% of the Working Interest in the JV Wells.

3.4

Notwithstanding any other provision in this Agreement, Endeavor shall be entitled to receive 41.4375% of the NRI from the JV Wells, effective immediately.  For purposes of this Agreement, “Net Revenues” shall mean gross revenues realized from the sale of production, less all applicable royalties, overriding royalties, encumbrances, ad valorem, severance, excise and windfall profit taxes or other taxes on, or measured by production.

3.5

Notwithstanding the initial well locations set forth in Exhibit “A” hereto, in the event Federated determines in good faith, with respect to any proposed well location, before operations commence hereunder with respect to such well location, based upon the production (or failure of production) of any other wells which may have been recently drilled in the general areas of such well location, upon discovery of leasehold problems or title defects, upon new or revised geological or engineering surveys or reports, or upon any other information with respect to the well location deemed relevant in the sole judgment of Federated, that it would not be in the best interest of the parties hereto to drill a JV Well on such well location, then the party making the determination shall notify the other party hereto of such determination and the basis therefore and, unless otherwise agreed to by and between Federated and Endeavor, such JV Well shall not be drilled.

ARTICLE IV.

RIGHTS AND OBLIGATIONS OF ENDEAVOR

4.1

Endeavor shall acquire the Assigned Interest in the JV Wells upon receipt by Federated of the Drilling Funding in the amount of $525,000, and Federated, upon receipt of the Initial Funding (as hereinafter defined), shall grant a right of first refusal to Endeavor to acquire up to 51% working interest in the Additional Wells per the terms set forth in Section 4.4.

4.2

Endeavor shall use its best-efforts to provide Drilling Funding as follows:

(a)

$25,000 on or before December 19, 2008 (the “Initial Funding”)

(b)

$25,000 on or before January 15, 2009

(c)

$100,000 on or before February 1, 2009

(d)

$150,000 on or before February 15, 2009

(e)

$150,000 on or before March 1, 2009

(f)

$75,000 on or before March 15, 2009

4.3

Notwithstanding the foregoing, it is expressly understood and agreed that all Drilling Funding due on or before February 1, 2008 shall be non-refundable and shall be due on the dates indicated.  All other Drilling Funding, though non-refundable, shall be on a best-efforts basis and the Parties agree to extend such deadlines on a reasonable basis if necessary.

4.4

Endeavor’s right of first refusal on the Additional Wells shall be subject to funding of $45,000 (“ROFR Funding”) per well in exchange for a 51% working interest in each such Additional Well.  Endeavor’s right of first refusal to acquire the Additional Wells shall apply to each Additional Well individually, subject only to the ROFR Funding.

4.5

Notwithstanding any other provision in this Agreement, if any one of the JV Wells fails to produce, on average, a minimum of 20 barrels per month during the 12 month period after commencement of Development Operations, then it is agreed and understood that Federated shall replace the Assigned Interest in each such non-producing JV Well with a 51% working interest in one of the Additional Wells at zero cost to Endeavor.

ARTICLE V.

ELECTION TO BE TAXED AS A PARTNERSHIP

5.1

For Federal income taxation purposes, the parties intend that all of the interest of the parties hereto shall be taxed pursuant to the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code, or any similar state statute, and each of the parties hereto agrees to elect not to be excluded from the applicable of Subchapter K of the Code. In general, the Joint Venture will maintain its books and records for tax and accounting purposes and make allocations among the parties hereto in accordance with the guidelines set forth in Sections 5.2 and 5.3 below.

5.2

A separate Capital Account shall be maintained for each party to this Agreement as follows:

(a)

The Capital Account shall be (A) credited with the amount of cash and the fair market value of all property contributed to the Joint Venture by such Joint Venture, plus all income, gain, or profits of the Joint Venture allocated to such Joint Venture (including for purposes of this Section income and gain exempt from tax), and (B) debited with the sum of (I) all losses or deductions of the Joint Venture allocated to such Joint Venture, including for this purpose expenditures described in Sec.705(a) (2) (G) of the Code, and (ii) all cash and the fair market value of all other property distributed to such Joint Venture.

(b)

Notwithstanding anything to the contrary contained herein, the Capital Account shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Sec.1.704-1(b)(2)(iv) as the same may be amended or revised from time to time. To the extent that any provision of this Agreement is inconsistent with the requirements of Treasury Regulation Sec.1.704-1(b)(2)(iv), such Treasury Regulation shall control. Any references in this Agreement to the Capital Account shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

(c)

For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition, and classification for Federal income tax purposes.

5.3

The parties agree to bear their respective proportional shares of any fees or expenses incurred in connection with the operations  and  management  of  the  Joint  Venture  and  the  preparation  and presentation of accounting and tax information returns for the parties to this Agreement.

ARTICLE VIII.

MISCELLANEOUS

6.1

Any dispute or controversy between the parties arising out of or in connection with this Agreement shall be determined and settled by binding arbitration in the State of New York, pursuant to the rules of the American Arbitration Association then in effect.  Any award rendered in connection with such an arbitration proceeding shall be final and binding on the respective parties  and  judgment  may  be  entered  thereon  by  any  court  of  competent jurisdiction.

6.2

Federated shall use its best efforts to maintain all geological information  provided  to  or  acquired  by  it in  connection  with  operations hereunder in confidence and to prevent the publication or dissemination thereof and to prevent the use of such information for any purpose other than the furtherance of the business relationship of the parties.

6.3

All notices, demands, requests or payments provided for or given pursuant to this Agreement must be in writing.  All such notices shall be deemed to have been properly given or served by depositing the same in the United States Mail, registered or certified, return receipt requested, addressed to the address set forth on the signature page of this Agreement.  All notices shall be effective as of the date set forth on the return receipt.

6.4

This Agreement and the obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York.

6.5

This Agreement s hall is deemed to be jointly prepared by the parties and any ambiguity herein shall not be construed for or against any party.

6.6

This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto.

6.7

Each party shall concurrently herewith, or at any time hereafter, on the demand of the other, execute any other documents or instruments, and do or cause to be done any other acts or things as may be necessary, desirable or convenient to carry out the intents and purposes of this Agreement.

6.8

As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other whenever the context so requires.

6.9

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof for all purposes.

6.10

Before a Joint Venture partner may transfer its interest, it must obtain an opinion of counsel reasonably acceptable to the remaining Joint Venture partners that the transfer will not cause a termination of the Joint Venture for Federal tax purposes.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Joint Venture Agreement has been executed by the parties this _____ day of December, 2008.

Endeavor Power Corp.

By: ____________________________________

Its:  ____________________________________

Federated Energy Corporation

By: ____________________________________

Its:  ____________________________________